Exhibit 99.1

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666

www.middlefieldbank.bank

PRESS RELEASE

Company Contact: James R. Heslop, II President & CEO Middlefield Banc Corp. (440) 632-1666 Ext. 3219 JHeslop@middlefieldbank.com	Investor and Media Contact: Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Announces a 17.6% Increase in the 2022 Fourth Quarter Cash Dividend Payment and Declares a $0.10 Special Cash Dividend Payment

MIDDLEFIELD, OHIO, November 15, 2022 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today announced that as a result of the Company’s strong 2022 financial results and performance, the Company’s Board of Directors has approved several actions to return additional capital to Middlefield’s shareholders.

Middlefield’s Board of Directors declared a quarterly cash dividend of $0.20 per common share, payable on December 15, 2022, to shareholders of record on December 2, 2022. The 2022 fourth-quarter dividend payment represents a 17.6% increase over the 2022 third-quarter cash dividend payment. In addition, the Board declared a special one-time cash dividend of $0.10 per common share that will also be payable on December 15, 2022, to shareholders of record on December 2, 2022.

James R. Heslop, II, President and Chief Executive Officer of Middlefield, stated, “2022 is shaping up to be another year of strong financial and operating performance. I am proud of our Board’s decision to increase our quarterly cash dividend significantly and to end the year with a $0.10 per share special dividend. Serving our communities, customers, and employees through our commitment to profitability, quality, safety, and soundness continues to drive our success, and we remain focused on maximizing shareholder value. As a result, we have a legacy of returning capital to shareholders through our dividend policy and share repurchase program. Our annual cash dividend has increased from $0.54 per share in 2017 to $0.81 per share in 2022, representing an 8.4% compound annual growth rate. As we focus on completing the merger with Liberty Bancshares, I look forward to our future successes as a larger organization operating in two compelling regions in Ohio.”

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the Bank holding company of The Middlefield Banking Company, with total assets of $1.35 billion at September 30, 2022. The Bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.